EXHIBIT  23.1  CONSENT  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
              17111 Kenton Drive, Suite 204B, Cornelius, N.C. 28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

                                  July 28, 2004


Board  of  Directors
Technology  Connections,  Inc.
301C  Verbena  Street
Charlotte,  North  Carolina  28217

     Re: Post-Effective Amendment No. 1 to Form S-8 Registration Statement; Opinion of Counsel

Dear  Members  of  the  Board:

We consent to the use of our opinion as an exhibit to the Post-Effective Amendment No. 1 to Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                      Very  truly  yours,


                                      /s/  Harold  H.  Martin
                                      -----------------------
                                      Harold  H.  Martin
                                              for
                               Law  Offices  of  Harold  H.  Martin,  P.A.